UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022 ( December 29, 2022)

BRC Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W Salt Lake City, UT	84101
(Address of principal executive offices)	(Zip Code)

(801) 874-1189

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2022, Black Rifle Coffee Company LLC (the “Employer”), a subsidiary of BRC Inc. (the “Registrant”), entered into an Employment Agreement with (i) Evan Hafer, the Registrant’s Chief Executive Officer (the “Hafer Employment Agreement”) and (ii) a Severance and Restrictive Covenant Agreement with each of Gregory Iverson, the Registrant’s Chief Financial Officer, Toby Johnson, the Registrant’s Chief Operating Officer, and Andrew McCormick, the Registrant’s General Counsel and Secretary (collectively, the “Executive Severance Agreements”). The material terms of the Hafer Employment Agreement and the Executive Severance Agreements are described below.

Hafer Employment Agreement.

Pursuant to the Hafer Employment Agreement, Mr. Hafer will continue to serve as Chief Executive Officer and report to the Board of Directors of the Registrant. He will receive an annual base salary of at least $340,000 per year.

Under the Hafer Employment Agreement, in the event Mr. Hafer’s employment is terminated by the Employer without “cause” or Mr. Hafer resigns for “good reason” (each as defined in the Hafer Employment Agreement), subject to his execution of a release of claims, Mr. Hafer will be entitled to receive (a) a lump sum cash severance payment equal to three times his base salary and (b) reimbursement for the employer-portion of benefits coverage under COBRA for a period of 18 months’ following termination.

The Hafer Employment agreement also provides for noncompetion, nonsoliciation and other customary restrictive covenants that will apply during employment and for a period of three years thereafter.

Executive Severance and Restrictive Covenant Agreements.

The Executive Severance Agreements each generally provide for certain benefits to be payable to the individual in connection with a qualifying termination of employment, as well as certain restrictive covenants.

Each Executive Severance Agreement replaces any existing employment agreement to which the applicable executive is a party. Pursuant to the Executive Severance Agreements, if the applicable executive is terminated by the Employer without “cause” (as defined in the applicable Executive Severance Agreement), subject to execution of a release of claims, the executive would be entitled to receive an amount equal to (i) 12 months’ of base salary, payable in monthly installments over a one-year period following termination and (ii) reimbursement for the employer-portion of benefits coverage under COBRA for a period of 12 months following termination.

The Executive Severance Agreements also provide for noncompetition, nonsolicitation, noninterference and other customary restrictive covenants that apply during employment and for a fixed period thereafter (one year, in the case of the noncompetition covenants and two years, in the case of the nonsolicitation and noninterference covenants).

Founder Stock Award Grant

As contemplated in connection with the prior business combination of the Registrant with SilverBox Engaged Merger Corp I (the “Business Combination”), on December 29, 2022, the Registrant granted a Performance Stock Unit award (the “Founder Stock Award”) to Evan Hafer pursuant to its 2022 Omnibus Incentive Plan (the “Plan”) with respect to up to 8,462,412 shares of the Registrant’s Class A Common Stock (“Class A Shares”). As previously disclosed by the Registrant, and as described in greater detail below, the Founder Stock Award will vest in accordance with the terms of the Plan and the Founder Stock Award Agreement entered into on December 29, 2022, based upon the attainment of specified compound annual growth rate metrics relating to the Registrant’s implied market capitalization.

Below is a description of the material terms of the Founder Stock Award:

•	Performance Period End Date: April 30, 2027.

•	Performance Criteria. Performance under the Founder Stock Award is measured based upon the compound annual growth rate (“CAGR”) of the Registrant’s implied market capitalization (determined as set forth in the Founder Stock Agreement) over a baseline of $1,831,161,970 (which is equal to the implied market capitalization of the Registrant following the closing of the Business Combination). The Founder Stock Award will generally vest based upon the Registrant’s attainment of CAGR targets through the end of the performance period, subject to Mr. Hafer’s continued employment through such date. Performance-based restricted stock units (“PSUs”) with respect to 4,231,206 Class A Shares (50% of the total Founder Stock Award) will vest in the event a CAGR of at least 25% is attained. In the event a CAGR of greater than 25% is attained, PSUs with respect to an additional number of Class A Shares will vest on a straight-line basis such that the full remaining amount of the Founder Stock Award would vest upon attainment of a CAGR of 50%. No PSUs will vest (other than any PSUs that have become Accumulated PSUs, as defined below) in the event the CAGR is below 25%.

Based upon the current aggregate number of outstanding Class A Shares and shares of Class B Common Stock, and subject to any PSUs that become Accumulated PSUs, as described below, the Founder Stock Award would require a minimum price per Class A Share of approximately $26.00 to vest in any respect and a price of approximately $65.00 per Class A Share to vest in full. However, the actual stock price required to attain performance-vesting will depend on the actual number of shares outstanding as of the applicable measurement date.

•	Annual Measurement. Under the Founder Stock Award, the CAGR will be measured each year, and in the event the CAGR targets are attained a pro-rata portion of such award will become performance-vested (“Accumulated PSUs”) and remain subject only to continued service-based vesting through the end of the performance period.

•	Termination of Employment. Under the Founder Stock Award, in the event Mr. Hafer’s employment is terminated by the Employer without “cause” or if he resigns for “good reason” (each as defined in the Hafer Employment Agreement) or Mr. Hafer’s employment terminates due to Mr. Hafer’s death or disability, he will (i) vest in PSUs that are Accumulated PSUs and (ii) forfeit all remaining PSUs. Upon termination of employment for any other reason, all unvested PSUs (including Accumulated PSUs) will be forfeited.

•	Change of Control. Upon a Change of Control (as defined in the Plan) unless otherwise assumed by any successor in a manner compliant with the Plan and the Founder Stock Award Agreement, the Founder Stock Award provides for payment on a pro-rata basis, based upon the CAGR attainment through the date of the Change of Control.

The foregoing description of the applicable agreements does not purport to be complete and is qualified in its entirety by the full text of the Hafer Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference, the Executive Severance Agreements, a form of which is filed herewith as Exhibit 10.2 and incorporated herein by reference, and the Founder Stock Award Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated as of December 29, 2022, by and between Evan Hafer and Black Rifle Coffee Company LLC.

10.2	Form of Severance and Restrictive Covenant Agreement.

10.3	Founder Stock Award Agreement, dated as of December 29, 2022, by and among BRC Inc. and Evan Hafer.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2022

BRC INC.

By:	/s/ Tom Davin
Name:	Tom Davin
Title:	Co-Chief Executive Officer

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